UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2016

JAGUAR ANIMAL HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On September 6, 2016, Jaguar Animal Health, Inc. (the “Company”) and Integrated Animal Nutrition and Health Inc. (“IANH”) entered into a supply and distribution agreement (the “Agreement”).  Under the Agreement, IANH will serve as the Company’s exclusive distributor, seller and promoter of Croton lechleri botanical extract (the “botanical extract”) in China. The terms of the Agreement specify annual minimum purchase amounts that are required to maintain exclusivity, and state that IANH is responsible for all activities and costs to obtain all required product registrations, marketing authorizations, and customs clearances for the Chinese market. The Agreement also contains provisions regarding the rights and responsibilities of the parties with respect to quality specifications and testing, marketing, forecasting and ordering, delivery arrangements, payment terms, confidentiality and indemnification, as well as other customary provisions.  The term of the Agreement is four years.

On September 7, 2016, the Company issued a press release announcing the Agreement. The Company is furnishing a copy of the press release, which is attached as Exhibit 99.1 to this Form 8-K.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal period ending September 30, 2016, portions of which will be subject to a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted material will be included in the request for confidential treatment.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
99.1	Jaguar Animal Health, Inc. Press Release dated September 7, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR ANIMAL HEALTH, INC.

By:	/s/ Karen S. Wright
	Name:	Karen S. Wright
	Title:	Chief Financial Officer

Date: September 7, 2016

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